As filed with the Securities and Exchange Commission on March 25, 1999
                                           Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                  ___________

                         EMISPHERE TECHNOLOGIES, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                          13-3306985
                   --------                          ----------
       (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)          Identification No.)

                          765 Old Saw Mill River Road
                          Tarrytown, New York  10591
                          ---------------------------
         (Address, including zip code, of principal executive offices)

              Emisphere Technologies, Inc. 1991 Stock Option Plan
       Emisphere Technologies, Inc. 1995 Non-Qualified Stock Option Plan
       -----------------------------------------------------------------
                             (Full title of plan)

                           MICHAEL M. GOLDBERG, M.D.
                       c/o Emisphere Technologies, Inc.
                          765 Old Saw Mill River Road
                          Tarrytown, New York  10591
                       --------------------------------
                    (Name and address of agent for service)

                                (914) 347-2220
                                --------------
         (Telephone number, including area code, of agent for service)
                                  ___________

                        CALCULATION OF REGISTRATION FEE
                                        Proposed     Proposed
                                        maximum       maximum
                                        offering     aggregate     Amount of
 Title of securities   Amount to be    price per     offering    registration
  to be registered      registered       share         price          fee
--------------------  --------------   ----------   -----------  ------------
 Common Stock, $.01   550,000 shares   $10.56 (2)   $5,808,000     $1,713.36
    par value (1)        (2)(3)

(1)This Registration Statement also applies to rights under the registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.
(2)Represents 300,000 shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 1991 Stock Option Plan and 250,000 shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 1995 Non-Qualified Stock Option Plan at an offering price, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, equal to $10.56, the average of the high and low prices reported on the Nasdaq National Market on March 19, 1999.

(3)This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


This Registration Statement shall hereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference

     The following documents filed by Emisphere Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a)  Annual  Report  on Form 10-K  for the fiscal year ended July 31, 1998;

    (b)  Quarterly Report  on Form 10-Q for the quarter ended October 31, 1998;

    (c)  Quarterly Report  on Form 10-Q for the quarter ended January 31, 1999;

    (d) The description of the Company's preferred stock purchase rights contained in its Registration Statement on Form 8-A, dated March 5, 1996; and

    (e) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated September 11, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not applicable

Item 5.   Interests of Named Experts and Counsel

     Not applicable

Item 6.   Indemnification of Directors and Officers

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, Article Twelfth of the Certificate of Incorporation of the Company and Article Five of the By-laws of the Company, the Company is authorized to indemnify, subject to certain conditions, its directors and officers against certain liabilities and expenses arising from claims against them because of being such a director or officer. In addition, the Company has obtained directors' and officers' liability insurance insuring, subject to certain conditions, its directors and officers against similar such liabilities and expenses.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     A list  of Exhibits  to this  registration statement  is set  forth in the
Exhibit Index starting on page II-4 hereof.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 23, 1999.

                                    EMISPHERE TECHNOLOGIES, INC.

                                    by /s/Michael M. Goldberg
                                    ----------------------------
                                        Michael M. Goldberg, M.D.
                                     Chairman of the Board, President
                                       and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Goldberg, M.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                       Title                         Date
-------------------------     -------------------------     --------------
/s/ Michael M. Goldberg       Chairman of the Board and     March 23, 1999
-------------------------      Chief Executive Officer
Michael M. Goldberg, M.D.

/s/ Howard M. Pack            Director                      March 23, 1999
-------------------------
Howard M. Pack

                              Director                      March 23, 1999
-------------------------
Peter Barton Hutt

                              Director                      March 23, 1999
-------------------------
Jere E. Goyan, Ph.D.

/s/ Mark I. Greene            Director                      March 23, 1999
-------------------------
Mark I. Greene, M.D., Ph.D.

/s/ Joseph R. Robinson        Director                      March 23, 1999
-------------------------
Joseph R. Robinson, Ph.D.

                              Director                      March 23, 1999
-------------------------
Robert J. Levenson

/s/ Joseph D. Poveromo        Controller (Principal         March 23, 1999
-------------------------      Financial and Accounting
Joseph D. Poveromo             Officer)

                                 EXHIBIT INDEX

Exhibit
Number                                      Description
-------   ---------------------------------------------------
  5       Opinion of M. Warren Browne

 23(a)    Consent of PricewaterhouseCoopers LLP

 23(b)    Consent of M. Warren Browne (included in Exhibit 5)

 24       Power of Attorney (included in signature page)

                                                                      Exhibit 5


                                   March 23, 1999





Emisphere Technologies, Inc.
15 Skyline Drive
Hawthorne, New York   10532

Dear Sirs:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Emisphere Technologies, Inc. (the "Company"), relating to an aggregate of 550,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issuable upon the exercise of options to be granted under the Company's 1991 Stock Option Plan and 1995 Non-Qualified Stock Option Plan (the "Option Plans").

     As counsel to the Company, I have examined such corporate records and other documents and have considered such questions of law as I have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in my opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options granted pursuant to the Option Plans and that the Shares will, when issued upon exercise of options granted in accordance with the terms and conditions of the Option Plans, be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,
                                        /s/  M. Warren Browne
                                        M. Warren Browne

                                                                  Exhibit 23(a)


                      Consent of Independent Accountants

                           ________________________




We consent to the incorporation by reference in the registration statement of Emisphere Technologies, Inc. (the "Company") on Form S-8 of our report dated October 12, 1998, on our audits of the financial statements of the Company as of July 31, 1998 and 1997, and for each of the three years in the period ended July 31, 1998, which report is included in the Company's Annual Report on Form 10-K for the year ended July 31, 1998.





                                   /s/  PricewaterhouseCoopers LLP

New York, New York
March 18, 1999